OPEN PLAN SYSTEMS, INC.
                     EXHIBIT 11 - STATEMENT RE: COMPUTATION
                              OF PER SHARE EARNINGS
                    (amounts in thousands, except per share)


                                                             Three Months Ended                      Six Months ended
                                                                  June 30                                 June 30
                                                          1997                1996               1997                1996
                                                   -------------------------------------------------------------------------------

Weighted average shares outstanding during the
   period                                                    4,472               2,942              4,472               2,686

Average number of shares assumed outstanding
during the period approximating the number
of shares sold (at the initial offering price of
$10) to fund the final S-Corporation distribution               --                 195                 --                 232
                                                   -------------------------------------------------------------------------------
Total                                                        4,472               3,137              4,472               2,918
                                                   ===============================================================================

Net income (loss) used in computation                $          25                          $        (290)
                                                   ====================                   ====================

Loss per common share                                $         .01                          $        (.06)
                                                   ====================                   ====================

Pro forma net income used in computation                                 $         344                            $       902
                                                                       ====================                   ====================

Pro forma earnings per common share                                      $         .11                            $       .31
                                                                       ===================                    ====================